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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-72312) and the Registration Statements on Form S-8 (Nos. 2-77316, 33-27293, 33-27294, 33-40651,33-53403, 333-56536, 333-56542)
of Kellogg Company of our report dated January 25, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Kellogg Company, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31 ,2001. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
Battle Creek, Michigan
March 22, 2002